UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2013

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On April 11, 2013, the Organization and Compensation Committee of the Board of Directors of Visteon Corporation (the “Company”) approved the separation from the Company of Ms. Joy Greenway, the Senior Vice President and President, Climate Product Group, and Mr. Keith Shull, Senior Vice President, Human Resources, each effective as of April 30, 2013.

Ms. Greenway and Mr. Shull will receive the benefits as provided under the 2012 Visteon Executive Severance Plan, other existing plans of the Company, and certain additional negotiated benefits, including a cash payment of $120,000 to Ms. Greenway to compensate her for the loss of certain equity awards. Ms. Greenway and Mr. Shull have also agreed to certain non-disparagement, confidentiality, non-solicitation and non-competition covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: April 16, 2013	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Senior Vice President and General Counsel